Exhibit 3.1
AMENDED AND RESTATED BYLAWS
OF
DAKTRONICS, INC.
A SOUTH DAKOTA BUSINESS CORPORATION
INCORPORATED UNDER SOUTH DAKOTA LAW
ARTICLE I
MEETINGS OF SHAREHOLDERS

Section 1.1Place of Meeting. All meetings of the shareholders of the Corporation shall be held at the principal executive office of the Corporation in the State of South Dakota or at such other place within or without the state as may be fixed from time to time by the Board of Directors.
Section 1.2Annual Meetings. An annual meeting of the Corporation’s shareholders shall be held on such date, time, and place as the Board of Directors shall by resolution establish. At the annual meeting, the shareholders shall elect qualified successors for directors whose terms are expiring and shall transact such other business as may properly come before them.
Section 1.3Special Meetings.
(a)Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman, the Chief Executive Officer, the Chief Financial Officer, or Secretary, or by any two or more directors, or by written demand in accordance with this Section 1.3, including the purpose or purposes for the meeting, by a shareholder or shareholders holding ten percent (10%) or more (the “Requisite Percentage”) of the voting power of all shares entitled to vote at the meeting (“Qualifying Shareholder Demand”). Multiple shareholder demands delivered to the Secretary will be considered collectively to determine whether a Qualifying Shareholder Demand has been made only if each such demand (i) identifies substantially the same purpose or purposes of the special meeting of the shareholders and substantially the same matters proposed to be acted on at the special meeting of the shareholders, as determined in good faith by the Board of Directors, and (ii) has been dated and delivered to the Secretary within sixty (60) days of the earliest dated shareholder demand received by the Secretary in connection with the calling of the same special meeting; provided, that the shareholder submitting the initial demand that such special meeting be called (the “Initial Demanding Shareholder”) shall also deliver a notice at that time that sets forth all of the information required in Article I, Section 1.11 of these Bylaws, as if Article I, Section 1.11 applies to a special meeting and any nomination of directors or other business to be brought before a special meeting.
(b)If a special meeting is demanded by any person or persons other than the Chairman, the Chief Executive Officer, the Chief Financial Officer, or Secretary, or by any two or more directors, each demand shall be in writing and shall be delivered by registered mail, postage prepaid, to the Secretary. Upon receipt of a final demand that satisfies the Requisite Percentage, the Board of Directors shall set, via a resolution, the date, time and place, if any, of such special meeting, and give notice of such meeting within thirty (30) days of the date the final demand comprising a Qualifying Shareholder Demand was delivered to the Secretary. The record date for such special meeting shall be determined in accordance with Section 1.9 of these Bylaws, unless otherwise set by applicable law, and the Secretary shall cause notice to be given to the shareholders entitled to vote in accordance with the provisions of Article I, Section 1.4 of these Bylaws. Nothing contained in this Section 1.3 shall be construed as limiting, fixing, or affecting the time when a meeting of shareholders called by action of the Chairman, the Chief

Executive Officer, the Chief Financial Officer, or Secretary, or by any two or more directors may be held. A shareholder may revoke a Qualifying Shareholder Demand at any time prior to the delivery, consistent with this Section 1.3, of the final demand comprising the Qualifying Shareholder Demand.
(c)At any special meeting of the shareholders, only such nominations or business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the requirements set forth in this Section 1.3. The Secretary shall not accept, and shall consider ineffective, a demand by a shareholder to call a special meeting that does not comply with this Section 1.3. In the event the Chairman, the Chief Executive Officer, the Chief Financial Officer, or Secretary, or any two or more directors calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified by the Corporation, if the shareholder’s notice required by Article I, Section 1.11 (which shall also be required by this Section 1.3 as if Article I, Section 1.11 applies to a special meeting and any nomination of directors brought before a special meeting) shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the date on which (i) the Corporation’s notice of the special meeting is delivered to shareholders or (ii) a disclosure (a “Public Announcement”) in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”) is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting, whichever first occurs. In no event shall the Public Announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
(d)Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting pursuant to this Section 1.3 except in accordance with this Section 1.3. If the Board of Directors shall determine that any demand for a special meeting was not properly made in accordance with this Section 1.3, then the Board of Directors shall not be required to call and hold the special meeting; provided, that the Board of Directors shall have thirty (30) days from the receipt of any subsequent demand(s) meeting the Requisite Percentage to determine whether a Qualified Shareholder Demand has been made in compliance with this Section 1.3 and give notice of such special meeting. In addition to the requirements of this Section 1.3, each demanding shareholder shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any demand to call a special meeting. Unless otherwise required by law, if the Initial Demanding Shareholder (or a qualified representative of the Initial Demanding Shareholder) does not appear at the special meeting of shareholders to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. To be considered a “qualified representative” of the Initial Demanding Shareholder, a person must be a duly authorized officer, manager or partner of the Initial Demanding Shareholder or must be authorized by a writing executed by the Initial Demanding Shareholder or an electronic transmission delivered by the Initial Demanding Shareholder to act for the Initial Demanding Shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.
Section 1.4Notice of Meetings. There shall be delivered to each shareholder, shown by the books of the Corporation to be a holder of record of voting shares, at his/her/its address as shown on the books of the Corporation, a notice setting out the date, time and place of each annual meeting and each special meeting of shareholders, except as otherwise permitted by applicable law or statute. Unless otherwise required by applicable law or statute, this notice shall be delivered no fewer than ten (10) days nor more than sixty (60) days before the meeting. Notice shall be delivered either personally or by mail, by or at the direction of the persons calling the meeting. If the notice is mailed, such notice shall be effective when deposited in the United States mail, postage prepaid, addressed to the shareholder at his/her/its address as it appears on the stock transfer books of the Corporation. If the notice is electronically transmitted in a manner authorized by the shareholder, such notice shall be effective when transmitted. Every notice of any special shareholders’ meeting called pursuant to this Section shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the notice. In addition, the notice of a meeting at which a plan or agreement of merger, consolidation or exchange or a disposition that would leave the Corporation without a significant continuing business activity as defined in the South Dakota Codified Laws is to be voted upon shall state that a purpose of the meeting is to consider the proposed plan or agreement of merger, consolidation or exchange, and a copy or a summary description of the plan or agreement of merger, consolidation or exchange shall be included in or enclosed with the notice.
Section 1.5Waiver of Notice. Whenever any notice is required to be given to any shareholder of the Corporation under applicable law, the Corporation’s Articles of Incorporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. In addition, attendance of a shareholder at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transaction of business at the meeting, and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
Section 1.6Quorum; Adjourned Meetings. A majority of the shares entitled to vote on a matter constitutes a quorum for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum is not present at a meeting, the shareholders present at the meeting, by majority vote, may adjourn the meeting to such day as they shall agree upon, and a notice of such adjournment shall be mailed to each shareholder entitled to vote at least five (5) days before such adjourned meeting. At adjourned meetings at which a quorum is present, any business may be transacted which may have been transacted at the meeting as originally noticed.
Section 1.7Voting. At each meeting of the Corporation’s shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing or by electronic transmission by the shareholder or by the shareholder’s duly authorized attorney-in-fact, with such proxies delivered to an officer of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months unless the proxy expressly provides for a longer period. Unless the Corporation’s Articles of Incorporation, these Bylaws, or applicable law or statute provide otherwise, each shareholder shall have one vote for each share having voting power registered in such shareholder’s name on the books of the Corporation. Jointly owned shares may be voted by any joint owner unless the Corporation receives written notice from any one of them denying the authority of that person to vote those shares. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. All matters coming before the shareholders for a vote shall be decided by a majority vote of the voting power of the shares present and entitled to vote and represented at the meeting at the time of the vote except if otherwise required by applicable law or statute, the Articles of

Incorporation, or these Bylaws. A solicitation for proxies shall specifically state the matters for which proxies are sought, and no proxy may be voted on any matter not specified in the solicitation. If the vote is made by electronic transmission, the transmission shall either set forth or be submitted with information from which it can be determined that the transmission was authorized by the shareholder or proxy holder.
Section 1.8Cumulative Voting. At each election for directors of the Corporation, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him/her/it for as many persons as there are directors to be elected and for whose election such shareholder has a right to vote, or to cumulate the shareholder’s votes by giving one candidate as many votes as the number of such directors multiplied by the number of such shareholder’s shares shall equal, or by distributing such votes on the same principle among any number of candidates, pursuant to the procedure set forth in South Dakota Codified Laws.
Section 1.9Record Date. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for the determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders or any adjournment of such a meeting, or entitled to receive payment of any dividend or distribution, or in order to make a determination of shareholders for any other proper purpose, notwithstanding any transfer of shares on the books of the Corporation after any record date so fixed, such date to be determined by the Board of Directors, and, in the case of a shareholder meeting, not more than seventy (70) days, before the date on which the particular action requiring such determination of shareholders is to be taken. If the Board of Directors does not fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, or for any other purpose, the record date shall be the date in which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be.
Section 1.10Organization of Meetings; Voting List. Unless a Chairman of the Board has been elected, at all meetings of the shareholders, the Chief Executive Officer shall act as Chairman; in his/her absence, any person appointed by the Chief Executive Officer shall act as Chairman; and the Secretary, or in his/her absence any person appointed by the Chairman, shall act as Secretary. After fixing a record date for a meeting, the officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of the shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each. Such list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.
Section 1.11Notice of Shareholder Business and Nominations.
(a)Except as expressly provided in Article I, Section 1.11, nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors (or any committee thereof) or (iii) by a shareholder of the Corporation who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.11. For the avoidance of doubt, except as expressly provided in this Article I, Section 1.11, clause (iii) above shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 of the Exchange

Act, and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.
(b)For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to Section 1.11(a) of this Article I, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for shareholder action under the South Dakota Codified Laws. To be considered timely, a shareholder’s notice must be delivered by registered mail, postage prepaid, to, and received by, the Secretary at the principal business office of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days before the first anniversary of the preceding year’s annual meeting of shareholders; provided, that a shareholder’s notice in connection with the Corporation’s 2023 annual meeting of shareholders (the “2023 Annual Meeting”), which must comply with the informational requirements of this Section 1.11, must be delivered by the deadline stated in the Corporation’s 2022 definitive proxy statement filed on August 8, 2022, with the SEC; provided, further, that in the event that the date of the annual meeting, including the 2023 Annual Meeting, is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be considered timely must be received by the Corporation not more than one hundred and twenty (120) days before the annual meeting and not less than the later of (ii) ninety (90) days before such annual meeting or (ii) ten (10) days following the date on which Public Announcement of the date of such meeting is first made by the Corporation. In no event shall the Public Announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Nothing in this Section 1.11 shall be deemed to affect any rights of a shareholder to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(c)Such proposing shareholder’s notice shall set forth:
(i)as to each person whom the proposing shareholder proposes to nominate for election or re-election as a director:
(A)all information relating to such person that is required to be disclosed pursuant to and in accordance with Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving a full term as a director if elected);
(B)a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the proposing shareholder and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith;
(C)a fully completed written questionnaire with respect to the background, qualifications, character and fitness to serve of each proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire each proposed nominee or the proposing shareholder shall request in writing by registered mail from the Secretary of the Corporation at least ten (10) days prior to the submission of the proposing shareholder’s notice); and
(D)any other information relating to the proposed nomination that is required to be disclosed under applicable law;
(ii)as to any other business that the proposing shareholder proposes to bring before the meeting:

(A)a brief description of the business desired to be brought before the meeting;
(B)the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment);
(C)the reasons for conducting such business at the meeting; and
(D)any other information relating to the proposal that is required to be disclosed under applicable law;
(iii)as to the proposing shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:
(A)the name and address of such proposing shareholder, as they appear on the Corporation’s books, and of such beneficial owner;
(B)the class or series and number of shares of stock of the Corporation that are owned, directly or indirectly, beneficially and of record by the proposing shareholder and any beneficial owner;
(C)any personal or other substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such proposed nomination or business of the proposing shareholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made and a description of all agreements, arrangements and understandings between the proposing shareholder and any other person or persons (including their names) in connection with the proposal of such nomination or business by the proposing shareholder; and
(D)a representation as to whether the proposing shareholder or the beneficial owner, if any, intends, or is part of a group that intends, to solicit proxies in support of proposed nominees other than the Corporation’s nominees from holders of shares representing at least 67% of the voting power of shares in accordance with Rule 14a-19 promulgated under the Exchange Act, and if so, set forth the names of the participants of the solicitation.
(d)If the proposing shareholder fails to comply with the requirements of Rule 14a-19, including the provision to the Corporation of notices required thereunder in a timely manner, then (i) such proposing shareholder must promptly notify the Corporation of such non-compliance and (ii) the Corporation shall disregard any proxies or votes solicited for the proposed nominee(s). Only such persons who are nominated in accordance with the procedures set forth in these Bylaws and applicable law shall be eligible to be nominees and serve as directors. Upon request by the Corporation, such proposing shareholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
(e)The proposing shareholder providing notice of a proposed nomination for election to the Board of Directors or business proposal shall update and supplement such notice to the extent necessary so that the information provided or required to be provided in such notice shall be true, complete, and correct as of the record date for determining shareholders entitled to notice of the meeting and as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof. All information provided in the proposing shareholder’s notice must be true, complete, and correct as of the date of its initial submission to the Corporation, and any supplements to such proposing shareholder’s notice shall be true, complete, and correct as of the dates provided in the preceding sentence, and any such update or supplement shall be made only to the extent that information has changed since the proposing shareholder’s prior submission of his or her notice. Any such update or supplement shall be delivered in writing by registered mail to the Secretary at the principal executive offices of the Corporation not later than five (5) days after the record date for determining shareholders entitled to notice of the meeting (in the case of any update or supplement required to be made as of the record date for determining shareholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting (or, if not practicable, on the first practicable date prior to) or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or any adjournment or postponement thereof).
(f)In addition to the information required pursuant to the foregoing provisions of this Section 1.11, the proposing shareholder and any proposed nominee shall also provide to the Corporation such other information as the Corporation may reasonably request. Such information shall be considered timely if provided to the Corporation promptly upon request by the Corporation, but, in any event, within five (5) business days after such request.
(g)Except as otherwise provided by law, these Bylaws or the Articles of Incorporation, the Board of Directors shall have the power and duty to determine whether a nomination or other proposal of business to be brought before the meeting was made, as the case may be, in accordance with the procedures set forth in Section 1.11. If any proposed nomination or other proposal of business is not in compliance with Section 1.11, the Articles of Incorporation or applicable law, then the Board of Directors shall declare that such defective nomination or proposal of business shall be disregarded. Unless otherwise required by law, if the proposing shareholder (or a qualified representative of the shareholder) does not appear at the annual meeting of shareholders to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. To be considered a “qualified representative” of the proposing shareholder, a person must be a duly authorized officer, manager or partner of the proposing shareholder or must be authorized by a writing executed by the proposing shareholder or an electronic transmission delivered by the proposing shareholder to act for the proposing shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.
ARTICLE 2
BOARD OF DIRECTORS
Section 2.1General Powers. The business and affairs of the Corporation shall be managed by or under its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by applicable law or statute, by the Corporation’s Articles of Incorporation, or by these Bylaws required to be exercised or done by the shareholders.
Section 2.2Number. Qualification and Term of Office. The number of directors which shall constitute the whole Board of Directors shall consist of seven (7) or more members subject to increase by resolution of the shareholders or the Board of Directors and subject to decrease only by resolution of the shareholders. Each director shall hold office in staggered terms as set forth in the Articles of Incorporation until the expiration of the director’s then current term of office and until such director’s successor shall have been elected and shall qualify, or until the earlier death, resignation, removal, or disqualification of such director. The number of directors shall be the number last fixed by the shareholders, the Board of Directors, or the Articles of Incorporation. Directors need not be shareholders. The Board of Directors shall, by resolution, adopt procedures for the nomination of directors.
Section 2.3Board Meetings. Meetings of the Board of Directors may be held from time to time at such time and place within or without the State of South Dakota as may be designated in the notice of such meeting.
Section 2.4Calling Meetings; Notice. Meetings of the Board of Directors may be called by the Chairman or Chief Executive Officer by giving at least two (2) days notice, or by any two directors by giving at least five (5) days’ notice, of the date, time and place thereof to each director by mail, telephone, telegram, in person, or by telefax or other electronic transmission. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Members of the Board of Directors or any committee of the Board of Directors may participate, and vote in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence at a meeting.
Section 2.5Waiver of Notice. If any notice is required to be given to any director of the Corporation under applicable law or statute or under the provisions of the Corporation’s Articles of Incorporation or these Bylaws, a waiver thereof in writing or by electronic transmission signed and transmitted by the person or persons entitled to such notice, whether before or after the time stated therein, is equivalent to the giving of such notice. A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
Section 2.6Quorum. A majority of the Corporation’s directors serving as such immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting. In the absence of a quorum, the majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than a proportion or number otherwise required for a quorum. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
Section 2.7Directors’ Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: the director objects at the beginning of the meeting, or promptly upon arrival, to holding it or transacting business at the meeting; the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or the director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.
Section 2.8Vacancies; Newly Created Directorships. If a vacancy occurs on the Board of Directors resulting from the death, resignation, removal or disqualification of a director or a vacancy resulting from an increase in the number of directors as permitted by Section 2.2, the vacancy that was created may be filled for either the balance of an unexpired term or for a shorter period of time to allow the shareholders to hold an election of a successor. A vacancy may be filled by an affirmative vote of the shareholders or by a majority vote of the directors then in office even if the number of directors remaining in office is less than what would be required for a quorum. A replacement director elected for the balance of an unexpired term shall hold office for the remaining term of the director that he or she replaced and until such director’s successor has been elected and qualified. If such a replacement director was elected for a period of time less than the remaining term of the director that he or she replaced, that director shall only hold office until a director has been elected to fill that position in accordance with this Section 2.8. A vacancy that will occur at a specific later date, by reason of a resignation effective at a later date, may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs. In the event of any increase or decrease in the authorized number of directors, each director then serving shall continue serving as a director until the expiration of his or her current term or his or her prior death, retirement, removal or resignation.
Section 2.9Removal. Any or all of the directors may be removed from office at any time, with or without cause, by the affirmative vote of a majority of the shareholders entitled to vote at a special meeting called for that purpose. A director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against removal. At any meeting wherein the shareholders elect to remove a director, the shareholders may also elect his/her successor.
Section 2.10Committees. Subject to applicable law or statute, a resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board in the management of the business of the Corporation to the extent provided in the resolution or any committee charter adopted by resolution of the Board subject to the limitations of South Dakota Codified Laws. To the extent specified by the board of directors or in the Corporation’s Articles of Incorporation or these Bylaws, each committee may exercise the powers of the Board of Directors. However, a committee may not authorize or approve distributions, except according to a formula or method or within limits prescribed by the board of directors; approve or propose to shareholders action that must be approved by shareholders; fill vacancies on the board of directors or on any of its committees; or adopt, amend, or repeal bylaws. A committee shall consist of two or more directors appointed by affirmative vote of a majority of the directors present. Committees are subject to the direction of, and vacancies in the membership thereof shall be filled by, the Board of Directors. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution or committee charter approved by the affirmative vote of a majority of the directors present.
Section 2.11Written Action. An action required or permitted to be taken at a meeting of the Board of Directors or at a meeting of a committee of the Board may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action so to be taken, shall be signed and transmitted before such action by all of the directors or all of the members of the committee, as the case may be. Such consent has the same effect as a unanimous vote. The written action is effective when signed by all the directors, unless a different effective time is provided in the written action.
Section 2.12Resignations. Any director of the Corporation may resign at any time by giving written notice to the Chairman, Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 2.13Compensation of Directors. By resolution of the Board of Directors, each director may be paid his/her expenses, if any, of attendance at each meeting of the Board of

Directors, and may be paid compensation for serving as a director. The payment of such expenses and compensation shall not preclude a director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees of the Board may be paid, pursuant to resolution by the Board of Directors, compensation for serving on Board committees.
ARTICLE III
OFFICERS

Section 3.1Election or Appointment. The officers of the Corporation shall be elected or appointed by the Board of Directors and shall consist of a Chief Executive Officer and Chief Financial Officer, however designated. The Board of Directors may also elect or appoint any other officers, assistant officers or agents that the Board of Directors deems necessary or advisable for the operation and management of the Corporation. Officers shall be natural persons. Any number of offices may be held by the same person. If a document must be signed by persons holding different offices or functions and a person holds or exercises more than one of these offices or functions, that person may sign the document in more than one capacity, but only if the document indicates each capacity in which the person signs.
Section 3.2Powers and Term of Office. The officers of the Corporation elected or appointed by the Board of Directors shall have the powers, rights, duties, responsibilities, and terms in office provided for in these Bylaws or a resolution of the Board of Directors, or as directed by an officer authorized by the Board of Directors to prescribe the duties of other officers, not inconsistent with these Bylaws or such resolution. Any and all officers who are also directors of the Corporation shall continue to hold office until the election and qualification of their successors as officers, notwithstanding an earlier termination of their directorship.
Section 3.3Removal and Vacancies. The election or appointment of an officer or agent of the Corporation shall not of itself create contract rights. Any officer or agent may be removed from his/her office by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed. If there be a vacancy among the officers of the Corporation by reason of death, resignation, removal, disqualification, or otherwise, such vacancy may be filled for the unexpired term by the Board of Directors.
Section 3.4Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the shareholders and directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.
Section 3.5Chief Executive Officer. The Chief Executive Officer of the Corporation shall have general active management of the business of the Corporation. In the absence of the Chairman of the Board, or if no Chairman of the Board is elected, the Chief Executive Officer shall preside at all meetings of the shareholders and directors. He/She shall see that all orders and resolutions of the Board of Directors are carried into effect; shall execute and deliver, in the name of the Corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation unless the authority to execute and deliver is required by law to be exercised by another person or is expressly delegated by the Articles or Bylaws or by the Board of Directors to some other officer or agent of the Corporation; shall maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders; and shall perform all duties usually incident to the office of the Chief Executive Officer. The Chief Executive Officer shall have such other duties as may, from time to time, be prescribed by the Board of Directors.

Section 3.6President. Unless otherwise specified by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. If an officer other than the President is designated as Chief Executive Officer, the President shall perform such duties as may from time to time be assigned to the President by the Board of Directors or the Chief Executive Officer.
Section 3.7Vice President. Each Vice President, if one or more are elected, shall have such powers and shall perform such duties as may be specified in the Bylaws or prescribed by the Board of Directors or by the Chief Executive Officer or President.
Section 3.8Secretary. The Secretary, if one is elected, shall be secretary of and shall attend all meetings of the shareholders and Board of Directors; shall record all proceedings of such meetings in the minute book of the Corporation; shall give proper notice of meetings of shareholders and directors; and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Chief Executive Officer.
Section 3.9Assistant Secretary. The Assistant Secretary, if any, or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
Section 3.10Chief Financial Officer. The Chief Financial Officer of the Corporation shall keep accurate financial records for the Corporation; shall deposit all moneys, drafts and checks in the name of, and to the credit of, the Corporation in such banks and depositories as the Board of Directors shall designate from time to time; shall have power to endorse for deposit all notes, checks and drafts received by the Corporation and make proper vouchers therefor; shall disburse the funds of the Corporation, as ordered by the Board of Directors, making proper vouchers therefor; shall render to the Chief Executive Officer and the directors, whenever requested, an account of all of his/her transactions as Chief Financial Officer and of the financial condition of the Corporation; and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Chief Executive Officer.
Section 3.11Treasurer. Unless otherwise specified by the Board of Directors, the Chief Financial Officers shall be the Treasurer of the Corporation. If an officer other than the Chief Financial Officer is designated Treasurer, the Treasurer shall perform such duties as may from time to time be assigned to the Treasurer by the Board or the Chief Executive Officer.
Section 3.12Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such powers as the Board of Directors may from time to time prescribe.
Section 3.13Compensation. The Chairman, Chief Executive Officer, and the Chief Financial Officer shall receive such compensation for their services as may be determined, from time to time, by resolution of the Board of Directors. Compensation for other employee officers may be set by the Chief Executive Officer under guidelines and direction set by the Board of Directors, and shall be subject to periodic review by the Board.

ARTICLE IV
CERTIFICATES OF STOCK

Section 4.1Certificates of Stock. Subject to the discretion of the Board of Directors to otherwise provide by resolution, every holder of stock in the Corporation shall be entitled to have a certificate of stock in the name of the Corporation. The Certificate must be signed by two officers of the corporation certifying the number of shares owned by the holder of stock in the Corporation. One of the officers shall be the President, Chief Executive Officer, or the Chief Financial Officer. The other officer shall be either the Secretary or the Assistant Secretary. The certificates of stock shall be numbered in the order of their issue. The Corporation shall keep a record of the name of the party owning the shares represented by all certificates, the number, date and class of shares represented by each certificate, and, in the case of cancellation, the date of cancellation.
Section 4.2Issuance of Shares. The Board of Directors is authorized to cause to be issued for such consideration as may be permitted by applicable law or statute shares of the Corporation up to the full amount authorized by the Articles of Incorporation, and any and all treasury shares, in such amounts as may be determined by the Board of Directors and as may be permitted by applicable law or statute. No shares shall be issued except under a written agreement as authorized by the Board of Directors. Treasury stock shall be held by the Corporation subject to the delivery of such treasury stock by the Board of Directors. Until delivered, treasury stock shall not be participating or voting stock.
Section 4.3Facsimile Signatures. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such authorized officer of the Corporation may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates, shall cease to be such officer or officers of the Corporation before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be used by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.
Section 4.4Lost, Stolen or Destroyed Certificates. Except as otherwise provided by applicable law or statute, any shareholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the Corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.
Section 4.5Transfers of Stock. Upon surrender to the Corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. No new certificate or certificates shall be issued in exchange for any existing certificates until the existing certificates have been canceled or unless the person satisfies the requirements of Section 4.4 of these Bylaws.
Section 4.6Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote shares as such owner, and it shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law or statute.

Section 4.7Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent and/or registrar of transfers for its shares of stock and may require all stock certificates to bear the signature of such transfer agent and/or such registrar.

ARTICLE V
SECURITIES OF OTHER CORPORATIONS

Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to vote and to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the Corporation, and may execute and deliver such documents as may be necessary to vote such securities and to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.
ARTICLE VI
INDEMNIFICATION OF CERTAIN PERSONS
The Corporation shall indemnify its directors and officers to the fullest extent permitted by applicable law, including South Dakota Codified Laws, as provided for in the Articles of Incorporation; further, the Corporation may indemnify other such persons, for such expenses and liabilities, in such manner, under such circumstances, as the Board of Directors may determine from time to time.
ARTICLE VII
GENERAL PROVISIONS
Section 7.1Dividends and Distributions. The Board of Directors may make dividends and distributions of the Corporation to its shareholders as permitted by the provisions of applicable law and statute and the Articles of Incorporation.
Section 7.2Fiscal Year. The fiscal year of the Corporation shall be determined from time to time by resolution of the Board of Directors.
Section 7.3Seal. The Corporation shall have no corporate seal.
Section 7.4References. Any reference to the South Dakota Codified Laws shall include a reference to the South Dakota Business Corporation Act. Any reference to a specific section of the South Dakota Codified Laws or the South Dakota Constitution contained in these Bylaws shall include all subsequent amendments, restatements and recodifications of such section of the South Dakota Codified Laws or the South Dakota Constitution.
ARTICLE VIII
AMENDMENT
Section 8.1Amendment to Bylaws. The Board of Directors, by the act of the majority of the directors present at a meeting at which a quorum is present, shall have the power to make, enact alter, amend or repeal the Corporation’s Bylaws or to adopt new Bylaws.

IN WITNESS WHEREOF, I hereby certify that the foregoing Amended and Restated Bylaws were duly adopted as the Bylaws of the Corporation effective as of January 29, 2023.
DAKTRONICS, INC.
/s/ Carla S. Gatzke
Carla Gatzke, Secretary